Exhibit 19.1

Policy Name: Insider Trading Policy
This Policy Applies To: Global – All Spire Officers, Directors, and Employees and Their Immediate Families; All Spire Consultants, Advisors, and Related Parties (See Applicability Section Below)
Owner (Stakeholder(s)): Legal
Policy Number: CORPOL002	Effective Date: May 22, 2023	Version: 3.0

Purpose

Federal and state securities laws prohibit individuals from trading in the securities of a company while they are aware of material information about that company that is not generally known or available to the public. Such trading is often referred to as “insider trading.” The purpose of this Insider Trading Policy is to prevent insider trading or allegations of insider trading, and to protect the reputation for integrity and ethical conduct of Spire Global, Inc. and its subsidiaries (collectively, “Spire”).

Applicability of Policy
Material Nonpublic Information

Material Nonpublic Information means material information (described below) that has either not been disclosed to the public generally or has been disclosed so recently that sufficient time has not yet passed to allow the information to become widely available among investors and the financial community.

Material Information

Material Information means information about a company that would be expected to affect the investment or voting decision of a reasonable investor, or information that could reasonably be expected to influence the price of that company’s securities.

There are various categories of information that are particularly sensitive and, generally, will presumptively be considered material. Examples of such information include:

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Financial results or financial condition
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Projections of future earnings or losses
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Restatements of financial results or material impairments, write-offs or restructurings
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Changes in auditors
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Default under a significant financing arrangement, or financial liquidity problems
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Business plans or budgets
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Significant developments involving business relationships, including execution, modification or termination of significant agreements or orders with customers, suppliers, distributors, manufacturers or other business partners
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Product introductions, modifications, defects or recalls, significant pricing changes, or other product announcements of a significant nature

Policy Name: Insider Trading Policy
Policy Number: CORP0L002	Effective Date:	Version: 3.0

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Significant developments in research and development, clinical trials or relating to intellectual property
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Public or private securities (equity or debt) offerings
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Significant litigation exposure due to actual or threatened litigation
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Significant regulatory exposure due to actual or threatened action by state or federal regulators
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Significant corporate events, such as a pending or proposed merger, joint venture or tender offer, a significant investment, the acquisition or disposition of a significant business or asset, or a change in control of the company
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Major personnel changes, such as changes in senior management or lay-offs
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Major events regarding a company’s securities (such as defaults, redemptions, stock splits, repurchase plans, changes in dividends)

Covered Persons

This Policy applies to:

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Company Personnel. All directors, officers and employees of Spire and any subsidiary (“Company Personnel”), as well as members of their immediate families and others living in the same household.
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Consultants and Advisors. All consultants and advisors to Spire and any subsidiaries whose work for Spire brings them into contact with material nonpublic information.
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Related Parties. Any other person or entity, including a trust, corporation, partnership or other association, whose transactions in Spire securities are directed by any Company Personnel or Consultants and Advisors (as defined above) or are subject to that person’s influence or control.

The individuals and entities described above are referred to collectively as “Covered Persons.”

Covered Companies

This Policy applies to trading in the securities of:

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Spire; and
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any other company with which Spire or any subsidiary is or may be doing business, such as customers, suppliers or companies with which a major transaction such as a merger, acquisition or divestiture may be or is being negotiated.

Policy Name: Insider Trading Policy
Policy Number: CORP0L002	Effective Date:	Version: 3.0

Covered Transactions

The securities trading that this Policy covers includes purchases and sales of common stock, options to acquire common stock and any other securities Spire may issue from time to time, such as preferred stock, warrants and convertible debentures, and purchases and sales of derivative securities relating to Spire’s stock, whether or not issued by Spire, such as exchange-traded options. Trading covered by this Policy may or may not include transactions under Spire-sponsored plans as follows:

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Stock Option Exercises. The Policy’s trading restrictions do not apply to the purchase of Spire stock through the exercise of stock options granted by Spire. The trading restrictions do apply to any contemporaneous (such as a sale through a broker as part of a cashless exercise of the option) or subsequent sale of Spire stock acquired through an option exercise.
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Employee Stock Purchase Plan Purchases. The Policy’s trading restrictions do not apply to the purchase of Spire stock through any Employee Stock Purchase Plan that Spire may maintain from time to time - but the Policy’s trading restrictions do apply to any election to participate in such plan, any election to change the level of participation in such plan or the sale of any shares acquired under such plan.
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Restricted Stock/Unit and Performance Stock/Unit Awards. The Policy’s trading restrictions do not apply to the vesting of restricted stock/units or performance stock/units, or to the exercise of a tax withholding right pursuant to which the person elects to have Spire withhold shares of stock to satisfy tax withholding requirements upon vesting. The trading restrictions do apply to any market sales of shares, such as a sale-to-cover.
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Certain Gifts. The Policy’s trading restrictions do not apply to a bona fide gift of Spire stock so long as either (i) the recipient of the gift is subject to the same trading restrictions under this Policy as are applicable to you, or (ii) you otherwise have no reason to believe that the recipient intends to sell the securities immediately or during a period when you would not be permitted to trade pursuant to the terms of this Policy.

Policy Statement

Insider trading involves trading at any time when the person making the purchase or sale is aware of material nonpublic information regarding the company whose securities are being traded. If you have a doubt or question about whether you are aware of or in possession of material nonpublic information concerning Spire or another company, you should contact Spire’s Chief Legal Officer or the Chief Financial Officer.

No Trading on Material Nonpublic Information

Policy Name: Insider Trading Policy
Policy Number: CORP0L002	Effective Date:	Version: 3.0

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Spire Securities. If you are a Covered Person, you must not purchase or sell any Spire securities, or otherwise advise or assist any third party trading Spire securities, while you are aware of material nonpublic information regarding Spire.
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Other Companies’ Securities. If you are a Covered Person and you obtain material nonpublic information about any other publicly held company as a result of your work on behalf of Spire or any subsidiaries, you must not trade in that company’s securities.

No Disclosure to Others Who Might Trade

If you are a Covered Person, you must not communicate material nonpublic information to any person who does not need that information for a legitimate business purpose or recommend to anyone the purchase or sale of securities when you are aware of material nonpublic information about the company involved. This practice, known as “tipping,” also violates the securities laws and can result in the same civil and criminal penalties that apply to insider trading, even though you did not actually trade and did not benefit from another’s trading.

Protect Material Nonpublic Information.

In order to reduce the possibility that material nonpublic information will be inadvertently disclosed:

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You must treat material nonpublic information as confidential, exercise the utmost caution in preserving the confidentiality of that information, and should not discuss it with any other person who does not need to know it for a legitimate business purpose.
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You should refrain from discussing material nonpublic information relating to Spire or any public company in public places where such discussions can be overheard.
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If you become aware of any leak of material nonpublic information, whether inadvertent or otherwise, you should report the leak immediately to the Chief Legal Officer or Chief Financial Officer. You also may report via Spire’s Navex Global EthicsPoint at spire.ethicspoint.com or by calling toll free 1.833.776.0628 from Canada and the United States. To call toll free from Australia, Luxembourg, Singapore, or the United Kingdom, dial the applicable AT&T direct access code listed at https://www.business.att.com/collateral/access.html), then dial 833.776.0628.

Specific Material Developments

From time to time, material developments known only to a limited number of Spire personnel may occur to cause Spire to impose on an appropriate group of Company Personnel additional restrictions on trading. The Chief Legal Officer or the Chief Financial Officer will notify you if you become part of such a group, and you should not disclose to others the fact that you have been so notified or that restrictions on trading have been imposed.

Policy Name: Insider Trading Policy
Policy Number: CORP0L002	Effective Date:	Version: 3.0

Additional Restrictions on Corporate Insiders

If you are a Corporate Insider (directors and Section 16 officers of Spire and other officers and key employees of Spire and any subsidiaries who have been designated as Corporate Insiders by the Chief Legal Officer or the Chief Financial Officer), you are subject to additional restrictions on trading Spire securities as set out in the attached Appendix A. Spire may also, from time to time, impose on all or an appropriate group of Covered Persons additional restrictions on trading Spire securities when circumstances warrant. These additional restrictions will be communicated by the Chief Legal Officer or the Chief Financial Officer.

Exceptions for Approved 10b5-1 Plans

Rule 10b5-1 provides an affirmative defense from insider trading liability under the federal securities laws for trading plans that meet certain requirements. In general, a 10b5-1 plan must be entered into (or modified) in good faith, not as part of a plan or scheme to evade the prohibitions of the insider trading rules and during a time when you are not aware of material nonpublic information. The plan must also provide for a cooling-off period for at least the minimum period required under, and must comply with all other applicable provisions of, Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended.

Transactions in Spire securities that are executed pursuant to a 10b5-1 plan (or modifications thereto) approved in writing in advance by Spire’s Chief Legal Officer or Chief Financial Officer are not subject to prohibition on trading based on material nonpublic information or the restrictions in the attached Appendix A relating to the pre-clearance approval process or window periods. To request approval of a 10b5-1 plan, email stockadmin@spire.com. The email should state that you are requesting a 10b5-1 plan (or modifications thereto) and include the relevant Request for Approval to Trade Statement in Appendix B.

Once the plan is adopted, you must not exercise any influence over the securities subject to the plan, including the amount of securities to be traded, the price at which they are traded or the date of the trade. The plan must either specify (including by formula) the amount, pricing and timing of the transactions in advance or delegate discretion on those matters to an independent party.

Disciplinary Action and Potential Civil and Criminal Penalties

Disciplinary Action

Company Personnel who fail to comply with this Policy will be subject to appropriate disciplinary action, which may include ineligibility to participate in Spire’s equity incentive plans or termination of employment.

Civil and Criminal Penalties

The penalties for violating insider trading laws are severe. If you trade on (or tip) material nonpublic information, you are subject to civil penalties of up to three times the profit gained or loss avoided,

Policy Name: Insider Trading Policy
Policy Number: CORP0L002	Effective Date:	Version: 3.0

criminal fines of up to $5,000,000 and up to 20 years imprisonment. If Spire fails to take appropriate steps to prevent insider trading, Spire and its directors, officers and other supervisory personnel may be subject to “controlling person” liability and potential civil and criminal penalties.

Questions

Questions regarding any of the provisions or procedures of this Insider Trading Policy should be directed to the Chief Legal Officer or the Chief Financial Officer.

Version	Summary of Changes	Approved By	Approval Date
1.0	Original	Spire Global Inc. Board of Directors	8/16/21
2.0	Modified Blackout Period	Spire Global Inc. Board of Directors	12/18/21
3.0	Change in scope; consolidates previously separate guidelines regarding Rule 10b5-1 plans; and implements Rule 10b5-1 amendments	Spire Global Inc. Board of Directors	5/22/23

Policy Name: Insider Trading Policy
Policy Number: CORP0L002	Effective Date:	Version: 3.0

Appendix A

Additional Requirements and Responsibilities

for Corporate Insiders

This Appendix A supplements Spire’s Insider Trading Policy and applies to Spire’s directors and officers as well as to key employees designated by the Chief Legal Officer or the Chief Financial Officer. These people are subject to both the general requirements of the Insider Trading Policy as well as to additional procedures and requirements described below to help prevent inadvertent violations of federal securities laws, to avoid even the appearance of impermissible insider trading, and to facilitate their compliance with certain legal requirements not applicable to Company Personnel generally.

Persons Covered

This Appendix A applies to:

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Directors and Section 16 Officers. All provisions of this Appendix A apply to the directors and officers of Spire subject to Section 16 of the Securities Exchange Act of 1934 (referred to herein as “Section 16 Officers”).
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Other Officers and Key Employees. Designated provisions of this Addendum apply to the other officers of Spire and to designated key employees. These other officers and key employees, whose duties cause them to regularly have access to material nonpublic information about Spire, will be notified by the Chief Legal Officer or the Chief Financial Officer that they are subject to this Addendum.
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Related Parties. If you are a Director or a Section 16 Officer or another officer or designated key employee covered by this Appendix A, then this Appendix also applies to the same extent to your immediate family members and other individuals living in your household, and to any other person or entity, including a trust, corporation, partnership or other association, whose transactions in Spire securities are directed by you or are subject to your influence or control.

The individuals and entities described above are collectively referred to as “Corporate Insiders.”

Blackout Periods for All Corporate Insiders
Trading Not Permitted During Blackout Periods

If you are a Corporate Insider, you may not purchase, sell or otherwise trade Spire securities during the period beginning at the end of the15th day of the third month of each fiscal quarter and ending at the start of the third full trading day following the date of public disclosure of the financial results for that fiscal quarter.

Policy Name: Insider Trading Policy
Policy Number: CORP0L002	Effective Date:	Version: 3.0

Trading Outside Blackout Periods

If a Corporate Insider wishes to trade outside of a blackout period, the person may do so only if they are not then aware of any material nonpublic information. In addition, before Corporate Insiders may trade outside of any blackout period, they must comply with the notification and pre-clearance procedures described below.

Required Preclearance of Trades

Notices of Intended Transaction and Requests for Approval

If you are a Corporate Insider, you may not engage in any transaction involving Spire securities without first obtaining pre-clearance of that transaction as required by the Clearance to Proceed with Transaction section below.

Before initiating any transaction in Spire securities, you must request preclearance by emailing stockadmin@spire.com. The email should briefly describe the proposed transaction – whether it is a request to do a market trade or enter into a 10b5-1 plan – and include the relevant Request for Approval to Trade Statement in Appendix B.

Clearance to Proceed with a Transaction

Before completing a transaction, a Corporate Insider must receive clearance of one of the Chief Legal Officer or the Chief Financial Officer. If the Corporate Insider requesting preclearance is the Chief Legal Officer, the Chief Financial Officer is responsible for providing approval. If the Corporate Insider requesting preclearance is the Chief Financial Officer, the Chief Legal Officer is responsible for providing approval. Approvals are emailed to the Corporate Insider from stockadmin@spire.com.

Clearance in response to a written request for approval will generally be valid until the end of the current permitted trading period, unless an earlier deadline is imposed by the Chief Legal Officer or the Chief Financial Officer, but a clearance may be revoked at any time without notice. Clearance is automatically revoked, and you may not trade, if you become aware of any material nonpublic information.

Additional Restrictions on Trading by Directors and Section 16 Officers

Restricted Transactions

Directors and Section 16 Officers, or their designees, are also prohibited from engaging in the following transactions with respect to Spire securities:

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purchasing Spire securities on margin, or otherwise pledging Spire securities;
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short sales of Spire securities (selling securities not owned at the time of sale);
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buying or selling put or call options or other derivative securities based on Spire securities; and

Policy Name: Insider Trading Policy
Policy Number: CORP0L002	Effective Date:	Version: 3.0

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purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of equity securities (i) granted to the individual by Spire as part of the compensation of the individual or (ii) held, directly or indirectly, by the individual.

Short-Swing Trading Restrictions

Directors and Section 16 Officers of Spire must also comply with the reporting obligations and limitations on short-swing trading transactions imposed by Section 16 of the Securities Exchange Act of 1934. Among other things, Section 16 requires directors and Section 16 Officers to pay over to Spire any profit realized from any purchase and sale (in either order) of Spire securities that occur within six months of each other.

Policy Name: Insider Trading Policy
Policy Number: CORP0L002	Effective Date:	Version: 3.0

Appendix B

Request for Approval to Trade Statement

Preclearance Market Trade Requests

The following statement must accompany Corporate Insider Preclearance Market Trade requests:

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I certify I do not have any material nonpublic information;
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In connection with my proposed trade, I certify that, in making this request, I am complying with the applicable provisions of the Spire Global, Inc. Insider Trading Policy;
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I understand that clearance for the transaction(s), if granted, will be valid only until the earlier of the trade occurring or the trading window closing; and
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If I become aware of any material nonpublic information prior to the trade occurring, I will not execute the trade.

10b5-1Plan Requests

The following statement must accompany 10b5-1 plan requests:

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I certify I do not have any material nonpublic information; and
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In connection with my proposed trade, I certify that, in making this request, I am complying with the applicable provisions of the Spire Global, Inc. Insider Trading Policy.